UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2025

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

In advance of closing the sale of the Company’s Jamaican business to Excelerate Energy Limited Partnership (the “Asset Sale”), on May 12, 2025, the Company entered into the Twelfth Amendment to Credit Agreement (the “Twelfth Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of April 15, 2021 (as amended, restated or otherwise modified from time to time, the “Existing RCF” and the Existing RCF as amended by the Twelfth Amendment, the “Amended RCF”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto, and MUFG Bank Ltd., as administrative agent and as collateral agent. Among other things, the Twelfth Amendment waives the requirement that the Company pay 75% of net proceeds from certain asset sales to repay indebtedness, allowing the Company to apply $270,000,000 of the Asset Sale proceeds to the extended tranche of the Existing RCF prior to September 30, 2025, when such amount was due. The Company plans to use the remaining proceeds to reinvest in the Company’s business and repay indebtedness under the Amended TLA (as defined below).

On May 12, 2025, the Company entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding Inc., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of July 19, 2024 (as amended, restated or otherwise modified from time to time, the “Existing TLA” and the Existing TLA as amended by the Fifth Amendment, the “Amended TLA”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto, and Morgan Stanley Senior Funding Inc., as administrative agent and as collateral agent.

On May 12, 2025, the Company entered into the Eighth Amendment to Uncommitted Letter of Credit and Reimbursement Agreement (the “Eighth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders, which amends that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated or otherwise modified from time to time, the “Existing ULCA” and the Existing ULCA as amended by the Eighth Amendment, the “Amended ULCA”), by and among the Company, the guarantors from time to time party thereto, Natixis, New York Branch, as Administrative Agent, Natixis, New York Branch, as ULCA Collateral Agent, Natixis, New York Branch, and each of the other financial institutions party thereto, as Lenders and Issuing Banks.

The Fifth Amendment, the Eighth Amendment and the Twelfth Amendment are referred to herein collectively as the “Amendments,” and each, an “Amendment;” the Amended TLA, the Amended ULCA and the Amended RCF are referred to herein collectively as the “Amended Credit Agreements,” and each, an “Amended Credit Agreement.” The Existing TLA, the Existing ULCA and Existing RCF are referred to herein collectively as the “Existing Credit Agreements.”

The Twelfth Amendment, among other things, (i) provides for a covenant holiday with respect to the consolidated first lien debt ratio and fixed charge coverage ratio contained therein for the fiscal quarter ending June 30, 2025, (ii) permits $270,000,000 of proceeds from the Asset Sale to be used to prepay and terminate a portion of loans and commitments currently outstanding and otherwise does not require the proceeds of the Asset Sale to be used to prepay loans and commitments and (iii) provides that the asset sale sweep mandatory prepayment will now terminate effectiveness once aggregate commitments are reduced to $550,000,000 from $600,000,000.

The Fifth Amendment, among other things, (i) requires $55,000,000 of proceeds of the Asset Sale to be used to prepay a portion of loans currently outstanding and otherwise does not require the proceeds of the Asset Sale to be used to prepay loans; (ii) increases the applicable margin to 6.70% for SOFR loans and 5.70% for Base Rate Loans and implements a SOFR floor of 4.30% and a base rate floor of 5.30%; (iii) requires the Company to make mandatory prepayments with 12.5% of proceeds of a $659 million request for equitable adjustment and any other proceeds related to the early termination of our FEMA contracts, if and when such proceeds are received, in order to pay down a portion of the indebtedness outstanding under loans thereunder and, in the case of certain asset sales, reduce the commitments thereunder.

Additionally, the Fifth Amendment amends certain of the financial covenants. After giving effect to the Fifth Amendment, the consolidated first lien debt ratio cannot exceed (i) 8.75 to 1.00, for the fiscal quarters ending March 31, 2025, (ii) 6.75 to 1.00, for the fiscal quarter ending September 30, 2025, (iii) 6.50 to 1.00, for the fiscal quarter ending December 31, 2025, (iv) 7.25 to 1.00, for the fiscal quarters ending March 31, 2026 and September 30, 2026 and (v) 6.75 to 1.00, for the fiscal quarter ending December 31, 2026 and each fiscal quarter thereafter. The Fifth Amendment added a fixed charge coverage ratio covenant and removed the debt to total capitalization covenant to the Amended TLA. Commencing with the fiscal quarter ending March 31, 2025, the Company cannot permit the fixed charge coverage ratio for the Company and its restricted subsidiaries to be less than or equal to 0.80 to 1.00 for the fiscal quarter ending March

31, 2025 and, for the fiscal quarter ending September 30, 2025 and each fiscal quarter thereafter, 1.00 to 1.00. Neither the first lien debt ratio covenant nor the fixed charge coverage ratio covenant will be tested for the fiscal quarter ending June 30, 2025. After giving effect to the Fifth Amendment, the financial covenants set forth above are consistent with the corresponding financial covenants in the Amended RCF and Amended LCF.

The Eighth Amendment, among other things, provides for a covenant holiday with respect to the consolidated first lien debt ratio and fixed charge coverage ratio contained therein for the fiscal quarter ending June 30, 2025.

Further to the above, the Amendments each added a covenant limiting the amount of cash the Company can use to repurchase our outstanding senior secured notes due 2026, other than payments to avoid springing maturities in respect thereof or with proceeds of certain permitted debt or equity refinancing transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: May 12, 2025	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer